EXHIBIT 10 (a)

         WRITTEN CONSENT OF JORDEN BURT BOROS CICCHETTI BERENSON & JOHNSON, LLP

Jorden Burt Boros Cicchetti Berenson & Johnson LLP
Suite 400E
1025 Thomas Jefferson Street, N.W.
Washington, DC 20007
(202) 965-8100






                                            April 28, 1999



Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Englewood, Colorado 80111

Re:  Maxim Series Account
     Post-Effective Amendment No. 6 to the Registration Statement on Form N-4 File Nos. 33-82610; 811-3249

Ladies and Gentlemen:

We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the Contracts described in the above-referenced registration statement. We hereby consent to the reference to us under the heading "Legal Matters" in the prospectus filed today with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                          Very truly yours,

                          /s/ Jorden Burt Boros Cicchetti Berenson & Johnson LLP

                          Jorden Burt Boros Cicchetti Berenson & Johnson LLP